Exhibit 99.4

MICHAELS STORES, INC.

DEFERRED COMPENSATION PLAN

(Amended and Restated as of July 18, 2003)

TABLE OF CONTENTS

ARTICLE 1	TITLE AND DEFINITIONS	2
1.1	Title	2
1.2	Definitions	2
ARTICLE 2	ELIGIBILITY AND PARTICIPATION	4
2.1	Eligibility	4
2.2	Participation	5
ARTICLE 3	DEFERRED COMPENSATION	5
3.1	Elections to Defer	5
3.2	Matching Amounts	7
3.3	Discretionary Amounts	7
3.4	Investment Elections	7
ARTICLE 4	ACCOUNTS	9
4.1	Participant Accounts	9
4.2	Quarterly Statements	9
ARTICLE 5	VESTING	10
5.1	Accounts	10
5.2	Deferred Delivery Accounts	10
ARTICLE 6	DISTRIBUTIONS	10
6.1	Form and Time of Payment	10
6.2	Scheduled Early Distributions	11
6.3	Unscheduled Early Distributions	12
6.4	Financial Hardship Withdrawals	13
6.5	Payments in Event of Final Determination	14
6.6	Death Benefits	14
6.7	Inability To Locate Participant	14
6.8	Directors and Consultants	15
6.9	Claims Procedure	15
ARTICLE 7	ADMINISTRATION	16
7.1	Administrative Committee	16
7.2	Committee Action	17
7.3	Powers and Duties of the Administrative Committee	17

7.4	Construction and Interpretation	18
7.5	Information	18
7.6	Expenses and Indemnity	18
ARTICLE 8	MISCELLANEOUS	19
8.1	Unsecured General Creditor	19
8.2	Restriction Against Assignment	19
8.3	Withholding	19
8.4	Amendment, Modification, Suspension or Termination	19
8.5	Governing Law	20
8.6	Receipt or Release	20
8.7	Payments on Behalf of Persons Under Incapacity	20
8.8	Successors and Assigns	20
8.9	No Employment Rights	20
8.10	Headings, etc. Not Part of Agreement	20
APPENDIX A STOCK OPTION DEFERRED DELIVERY FEATURE

ii

MICHAELS STORES, INC.

DEFERRED COMPENSATION PLAN

     Michaels Stores, Inc., a Delaware corporation (the “Company”), acting on behalf of itself and its designated subsidiaries, hereby amends and completely restates the Michaels Stores, Inc. Deferred Compensation Plan (the “Plan”), effective as of July 18, 2003.

RECITALS

     1.     The Plan was established effective as of August 1, 1999, as an unfunded supplemental retirement plan for the benefit of selected highly compensated employees, directors and consultants and their respective beneficiaries. Benefits under the Plan are to be paid by the Company from its general assets or from the assets of the trust hereinafter described.

     2.     The Company has entered into a trust agreement with Wachovia Bank, N.A., as trustee, and has established a trust (the “Trust”) to hold and manage assets contributed by the Company in connection with the Plan. It is intended that the Trust will qualify as a “grantor trust” under the Internal Revenue Code of 1986, as amended, with the principal and income of the Trust to be treated as assets and income of the Company for federal and state income tax purposes.

     3.     The assets of the Plan held in the Trust will at all times be subject to the claims of the general creditors of the Company.

     4.     The Plan is being amended and restated effective July 18, 2003, to add the Stock Option Deferred Delivery Feature set forth in Appendix A to the Plan. To the extent that any provision of Appendix A is inconsistent with any provision appearing elsewhere in the Plan, the provisions of Appendix A will control a Plan participant’s deferral of Gain Shares (as such term is defined in Appendix A).

ARTICLE 1

TITLE AND DEFINITIONS

     1.1 Title. This Plan will be known as the Michaels Stores, Inc. Deferred Compensation Plan.

     1.2 Definitions. Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they will have the meanings specified below.

          (a) “Account” means for each Participant the bookkeeping account maintained by the Administrative Committee on the books of the Company that is credited with amounts equal to (i) the portion of the Participant’s Compensation that he or she elects to defer, (ii) the matching amounts determined pursuant to Section 3.2, (iii) discretionary amounts determined pursuant to Section 3.3, and (iv) the deemed earnings or losses on such amounts that are determined pursuant to Section 4.1(a)(iii). The term “Account” does not include a Participant’s Deferred Delivery Account established pursuant to Appendix A to the Plan.

          (b) “Administrative Committee” or “Committee” means the person or persons appointed to administer the plan in accordance with Article 7.

          (c) “Beneficiary” or “Beneficiaries” means the beneficiary or beneficiaries last designated in writing by a Participant, in accordance with procedures established by the Administrative Committee, to receive benefits under the Plan in the event of the Participant’s death. No beneficiary designation will become effective unless and until it is filed with the Administrative Committee during the Participant’s lifetime.

          (d) “Board of Directors” or “Board” means the Board of Directors of Michaels Stores, Inc. Any determination or other action specified in this Plan to be made, taken or effectuated by the Board may be made, taken or effectuated by the Executive Committee of the Board.

          (e) “Code” means the Internal Revenue Code of 1986, as amended.

          (f) “Common Stock” has the meaning set forth in Appendix A to the Plan.

          (g) “Company” means Michaels Stores, Inc., a Delaware corporation, any successor corporation to Michaels Stores, Inc. satisfying the requirements of Section 8.8; Aaron Brothers, Inc., a wholly-owned subsidiary of Michaels Stores, Inc.; and any other entity that is directly or indirectly controlled by Michaels Stores, Inc. or in which Michaels Stores, Inc. has a significant equity or investment interest, as determined by the Administrative Committee.

          (h) “Compensation” means the Salary, Incentive Bonus and other amounts a Participant may elect to defer under the Plan other than Gain Shares.

          (i) “Deferred Delivery Account” has the meaning set forth in Appendix A to the Plan.

          (j) “Deferred Delivery Election Agreement” has the meaning set forth in Appendix A to the Plan.

          (k) “Disability” means, with respect to a Participant, a disability as defined in the Company’s then-existing long-term disability plan in which the Participant is eligible to participate.

          (l) “Distributable Amount” means the balance of a Participant’s Account at any given time.

          (m) “Eligible Individual” for a Plan Year means (i) a common law employee of the Company who satisfies the eligibility criteria set forth in Article 2; (ii) a member of the Board of Directors who is not a common law employee of the Company; or (iii) a consultant who is not a common law employee of the Company and who is designated by the Administrative Committee as eligible to participate in the Plan. An individual other than a member of the Board who is classified by the Company as an independent contractor whose compensation for services is reported by the Company on a form other than Form W-2 or any successor form for reporting wages paid to employees will not be an Eligible Individual, unless the Administrative Committee specifically designates such individual by name as an Eligible Individual pursuant to clause (iii) above.

          (n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          (o) “Fund” or “Funds” means one or more of the investment funds or contracts selected by the Administrative Committee pursuant to Section 7.3(i).

          (p) “Gain Shares” has the meaning set forth in Appendix A to the Plan.

          (q) “Incentive Bonus” means any cash incentive compensation payable to an employee of the Company in addition to the employee’s Salary, other than any bonus or other compensation paid to an individual as an inducement to the individual to accept employment with the Company. The amount of an employee’s Incentive Bonus will be computed before giving effect to the Participant’s salary reduction elections under Code Sections 125 or 401(k).

          (r) “Investment Fund Subaccount” has the meaning set forth in Section 4.1.

          (s) “Market Value per Share” has the meaning set forth in Appendix A to the Plan.

          (t) “Michaels 401(k) Plan” means the Michaels Stores, Inc. Employees 401(k) Plan.

          (u) “Net Earnings” means, for any Fund and for any month, an amount expressed as a percentage equal to the net rate of gain or loss on the assets of such Fund during such month.

          (v) “Participant” means any Eligible Individual who elects to defer Compensation or the receipt of Gain Shares in accordance with Section 3.1.

          (w) “Plan” means the Michaels Stores, Inc. Deferred Compensation Plan set forth herein, as amended from time to time in accordance with Section 8.4.

          (x) “Plan Year” means the 12-consecutive month period beginning January 1 and ending December 31 of each year.

          (y) “Salary” means, for any calendar year, the annual base salary payable to an Eligible Individual who is an employee, the annual retainer and meeting fees payable to members of the Board and the fees payable to consultants during the calendar year, computed before giving effect to the Eligible Individual’s salary reduction elections under Code Sections 125 or 401(k). Salary excludes any other form of compensation such as bonuses, restricted stock, income from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowances, reimbursements for taxes or any other remuneration for personal services.

          (z) “Threshold Amount” means, for the Plan Year beginning January 1, 2002, $85,000 and, for any subsequent Plan Year, such other amount as may be determined by the Administrative Committee pursuant to Section 7.3(iv).

          (aa) “Trust” means the trust established by the Trust Agreement.

          (bb) “Trust Agreement” means the agreement between the Company and the Trustee that establishes a trust to hold and manage the assets contributed by the Company in connection with the Plan.

          (cc) “Trustee” means the one or more individuals or organizations that have entered into the Trust Agreement as trustee(s), and any duly appointed successors.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

     2.1 Eligibility.

          (a) Employees. Except as provided in the next sentence of this Section 2.1(a), an employee of the Company will be eligible to participate in the Plan during a Plan Year if (i) the employee is a United States citizen whose Salary is paid in United States dollars on a United States payroll and (ii) the employee’s aggregate Salary and Incentive Bonus for the immediately preceding Plan Year are equal to or in excess of the Threshold Amount for the current Plan Year. Notwithstanding the foregoing, an individual who is hired or rehired as an employee during a Plan Year will be eligible to participate in the Plan during such Plan Year only if (A) the amount of his or her annual Salary for the Plan Year is equal to or exceeds the Threshold Amount for the Plan Year or (B) if the individual is a rehired employee who was an employee of the Company during the immediately preceding Plan Year, the aggregate amount of his or her Salary and Incentive Bonus for such preceding Plan Year are equal to or in excess of the Threshold Amount for the current Plan Year.

          (b) Directors and Consultants. Directors and consultants who are Eligible Individuals will be eligible to participate in the Plan during any Plan Year without regard to the amount of their Salary for the current or preceding Plan Year.

          (c) Exceptions. Notwithstanding the provisions of Sections 2.1(a) and 2.1(b), the Administrative Committee in its discretion may determine in writing that an otherwise Eligible Individual may not participate in the Plan for one or more Plan Years.

     2.2 Participation. An Eligible Individual will become a Participant in the Plan for a Plan Year by (a) electing to defer all or a portion of his or her Compensation for such Plan Year in accordance with Section 3.1, by completing all required applications for life insurance (as determined by the Administrative Committee in its discretion), and by complying with any applicable medical underwriting requirements of the issuer of any policy of insurance on the life of the Eligible Individual or (b) electing to defer the receipt of Gain Shares in accordance with the provisions of Appendix A.

ARTICLE 3

DEFERRED COMPENSATION

     3.1 Elections to Defer.

          (a) Elections. For each Plan Year, an Eligible Individual may make the following deferral elections:

               (i) An Eligible Individual may elect to defer Salary by filing with the Administrative Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Administrative Committee (an “Election Form”), no later than the last day of December of the immediately preceding Plan Year.

               (ii) Notwithstanding the provisions of Section 3.1(a)(i), an Eligible Individual who becomes eligible to participate in the Plan on a date other than the first day of a Plan Year may elect to defer Salary for such Plan Year and/or any bonus or other compensation payable as an inducement to accept employment with the Company by filing an Election Form with the Administrative Committee no later than 60 days after the date such individual is notified that he or she satisfies the eligibility criteria set forth in Section 2.1, and such election will be effective to defer Salary earned and any such bonus or other compensation payable after the Election Form is filed with the Administrative Committee, as provided in subsection (d) below.

               (iii) An Eligible Individual may also make a separate election to defer the Incentive Bonus to be paid in a Plan Year by filing an Election Form with the Administrative Committee on or before the last day of October of the immediately preceding Plan Year.

                (iv) An Eligible Individual who does not elect to defer Salary or Incentive Bonus for a Plan Year may make such an election with respect to a subsequent Plan Year by filing an Election Form with the Administrative Committee on or before the last day of December (with respect to elections to defer Salary) or the last day of October (with respect to elections to defer Incentive Bonus) preceding the Plan Year for which the election is to be effective, provided he or she is still an Eligible Individual with respect to such Plan Year.

               (v) An Eligible Individual may elect to defer the receipt of Gain Shares by filing a Deferred Delivery Election Agreement with the Administrative Committee in accordance with the provisions of Appendix A.

          (b) 401(k) Plan Distributions. In addition to the elections described above, for each Plan Year an Eligible Individual may also elect to defer an amount of Salary and/or Incentive Bonus that is equal to the amount distributed to the Eligible Individual in such Plan Year from the Michaels 401(k) Plan because of (i) the annual limitation on plan compensation described in Code Section 401(a)(17), (ii) the annual dollar limit on elective deferrals described in Code Section 402(g), (iii) the annual dollar limit on annual additions to an individual’s account described in Code Section 415(c), or (iv) the limits on deferrals imposed by the plan administrator of the Michaels 401(k) Plan or resulting from the application of the nondiscrimination tests described in Code Sections 401(k) and 401(m). Such an election for a Plan Year must be filed with the Administrative Committee on an Election Form (i) with respect to Salary on or before the last day of December of the immediately preceding Plan Year, and (ii) with respect to Incentive Bonus on or before the last day of October of the immediately preceding Plan Year. An Eligible Individual may make an election to defer Salary or Incentive Bonus under this subsection (b) without making an election to defer Salary or Incentive Bonus under subsection (a) above.

          (c) Amount of Deferrals. An Eligible Individual may elect to defer any whole percentage or whole dollar amount of his or her Salary up to 100% of his or her Salary, any whole percentage or whole dollar amount of any bonus or other compensation described in Section 3.1(a)(ii) up to 100% of such bonus or other compensation and any whole percentage or whole dollar amount of his or her Incentive Bonus up to 100% of his or her Incentive Bonus; provided, however, that if an Eligible Individual’s deferral elections would reduce the cash compensation paid to the Eligible Individual to an amount that is less than (i) the amount necessary to satisfy the Eligible Individual’s portion of applicable employment taxes for the Plan Year, (ii) amounts necessary to satisfy any other benefit plan elections or loan repayments for the Plan Year under any other plan sponsored by the Company and (iii) any income taxes payable with respect to taxable compensation that is not eligible for deferral, then the Eligible Individual’s deferral elections will be limited to the extent necessary to permit the Company to satisfy its obligation to withhold such taxes, implement such benefit plan elections or deduct such loan repayments. In addition, an election by an Eligible Individual to defer Compensation will not be effective unless and until the Eligible Individual completes all required applications for life insurance (as determined by the Administrative Committee in its discretion). A life insurance application will not be required for an Eligible Individual whose only election under this Section 3.1 is to defer the receipt of Gain Shares.

           (d) Effect of Deferral Elections. An election to defer Salary or Incentive Bonus will be first effective with respect to Salary earned during the first pay period beginning on or after the first day of the Plan Year (or in the case of a newly eligible individual, the first pay period beginning after the date on which the completed Election Form is filed with the Administrative Committee) or as soon as administratively practicable thereafter; with respect to any bonus or other compensation described in Section 3.1(a)(ii) that becomes payable after the date on which the completed Election Form is filed with the Administrative Committee; and with respect to the Incentive Bonus payable in the Plan Year subsequent to the Plan Year in which the election is made. Deferrals of Salary made in accordance with subsection (a) above will be deducted during each pay period throughout the year. Deferrals of any portion of Incentive Bonus made in accordance with subsection (a) above will be deducted in the pay period(s) when the Incentive Bonus would have otherwise been paid. Deferrals related to distributions from the Michaels 401(k) Plan made in accordance with subsection (b) above will be deducted in one or more pay period(s) after the Michaels 401(k) Plan distribution is made. An election to defer the receipt of Gain Shares will be effective as provided in Appendix A.

          (e) Duration of Deferral Elections. Any deferral elections made under this Section 3.1 will be irrevocable and, with respect to the deferral of Salary and Incentive Bonus, will apply only to the Salary payable with respect to services performed during the Plan Year for which the election is made and to the Incentive Bonus payable in the Plan Year subsequent to the Plan Year in which the elections are made.

     3.2 Matching Amounts. The Account of each Participant will be credited each pay period with a matching amount equal to 50% of the Participant’s deferrals under this Plan during such pay period but only to the extent the Participant’s deferrals elected under this Plan do not exceed 6% of the Participant’s Salary and Incentive Bonus for the pay period, such matching amount to be reduced by the matching contributions credited to the Participant’s account, if any, under the Michaels 401(k) Plan for the same pay period. Notwithstanding the foregoing provisions of this Section 3.2, the portion of any bonus or other compensation described in Section 3.1(a)(ii) deferred by the Participant and the value of any shares of Common Stock credited to the Participant’s Deferred Delivery Account will be excluded in determining the matching amount credited to the Participant’s Account.

     3.3 Discretionary Amounts. At any time and from time to time, the Company may elect to credit the Account of one or more Participants with an additional discretionary amount. The timing and amount of any additional amount credited under this Section 3.3 will be determined in the sole discretion of the Administrative Committee and may vary among Participants. The crediting of the Account of a Participant under this Section 3.3 will neither create nor imply any obligation on the part of the Company to credit the Accounts of other Participants. Only a Participant who is deferring Compensation under Section 3.1 during a Plan Year and whose Compensation deferrals have not been suspended under Section 6.3 for such Plan Year will be eligible for such discretionary amounts credited during the Plan Year.

     3.4 Investment Elections.

          (a) Investment Funds. The Administrative Committee will provide each Participant with a list of Funds available for hypothetical investment, and each Participant may designate, on a form provided by the Administrative Committee, one or more of such Funds in which the portion of his or her Account attributable to Compensation deferrals, matching amounts or discretionary amounts credited to his or her Account for such Plan Year will be deemed to be invested for purposes of determining the amount of earnings or loss to be credited to such Account. The Administrative Committee may in its discretion change from time to time the Funds available for hypothetical investment, provided Participants are given at least 30 days’ prior written notice of the effective date of the deletion of any Fund (including, without limitation, the deletion of a Fund in connection with the substitution of a new Fund in its place); it being understood, however, that where the deletion of a Fund is beyond the control of the Administrative Committee, the Administrative Committee’s obligation will be to give Participants written notice of the effective date of such deletion as promptly as practicable after the Administrative Committee obtains knowledge thereof. The Administrative Committee may in its discretion add new Funds at any time and Participants will be given written notice of such additions as promptly as practicable after the Administrative Committee decides to add a new Fund. The balance credited to a Participant’s Deferred Delivery Account will be deemed to be invested only in Common Stock and not in any Fund otherwise available for hypothetical investment of Participant’s Accounts.

          (b) Investment Designations. In making an investment designation pursuant to this Section 3.4, the Participant may specify that all, or any whole percentage, of the portion of his or her Account attributable to a Plan Year will be deemed to be invested in one or more of the Funds designated by the Administrative Committee (with all such designations in the aggregate not to exceed 100% of the Participant’s Account balance) and may make a separate investment designation in whole percentages (not to exceed 100%) for future Compensation deferrals. Pursuant to procedures adopted by the Administrative Committee from time to time, a Participant may change the Fund designations made under this Section 3.4 with respect to any portion of his or her Account balance or his or her future Compensation deferrals on any business day.

          (c) Failure to Elect. If a Participant fails to elect a Fund under this Section 3.4, or if the Participant’s investment designation is less than 100% of his or her Account balance or future Compensation deferrals, as applicable, then for any portion of the Account balance or future Compensation deferrals for which no investment designation has been made he or she will be deemed to have designated the Fund that the Administrative Committee determines in its sole judgment to have the least risk of loss of principal or conservative money market funds.

          (d) Temporary Investment. Pending any change in the Funds available pursuant to Section 3.4(a), the Committee may credit all or any portion of a Participant’s Account with a money market rate of return notwithstanding the Participant’s investment election.

ARTICLE 4

ACCOUNTS

     4.1 Participant Accounts.

          (a) Compensation Deferrals. The Administrative Committee will establish and maintain an Account for each Participant under the Plan. Each Participant’s Account will be further divided into separate subaccounts (“Investment Fund Subaccounts”), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.4. Under procedures established by the Administrative Committee, a Participant’s Account will be debited and credited as follows:

               (i) The Administrative Committee will credit the Investment Fund Subaccounts of the Participant’s Account with an amount equal to the Compensation deferred by the Participant in accordance with the Participant’s elections; that is, the portion of the Participant’s Compensation that the Participant has elected to defer under this Plan and to be invested in a certain Fund will be credited to the Investment Fund Subaccount corresponding to that Fund.

               (ii) The Administrative Committee will also credit the Investment Fund Subaccounts of the Participant’s Account with an amount equal to the matching amounts determined under Section 3.2 and the discretionary amounts under Section 3.3.

               (iii) As of the last day of each month, each Investment Fund Subaccount of a Participant’s Account will be credited with earnings or losses in an amount determined by multiplying the balance credited to such Investment Fund Subaccount as of the last day of the preceding month (adjusted to reflect distributions from or additional credits to a Participant’s Account during such month) by the Net Earnings for the corresponding Fund for the then current month. To the extent any such Net Earnings is negative in any month (due to a net loss in the applicable Fund), the applicable Investment Fund Subaccount will be debited in the same manner.

               (iv) Each Investment Fund Subaccount will be debited or credited on a daily basis to appropriately reflect any change in Fund designations made by Participants pursuant to Section 3.4.

          (b) Gain Shares. The Administrative Committee will also establish a Deferred Delivery Account for each Eligible Individual who elects to defer the receipt of Gain Shares in accordance with the provisions of Appendix A.

     4.2 Quarterly Statements. Under procedures established by the Administrative Committee, a Participant will receive a statement with respect to such Participant’s Account and Deferred Delivery Account on a quarterly basis.

ARTICLE 5

VESTING

     5.1 Accounts. A Participant’s interest in the portion of his or her Account attributable to Compensation deferrals under Section 3.1 and matching amounts under Section 3.2, and earnings and losses credited thereon, will be 100% vested at all times. A Participant’s vested interest in the portion of his or her Account attributable to discretionary amounts under Section 3.3 and earnings and losses credited thereon will be determined in accordance with the vesting schedule(s) established by the Administrative Committee in connection with the Administrative Committee’s determination of any such discretionary amounts. Notwithstanding the foregoing, a Participant’s interest in his or her entire Account will become 100% vested upon the Participant’s death while employed by the Company.

     5.2 Deferred Delivery Accounts. A Participant’s interest in his or her Deferred Delivery Account will be 100% vested at all times.

ARTICLE 6

DISTRIBUTIONS

     6.1 Form and Time of Payment.

          (a) Payment Form Elections. Each Participant will elect, at the time of his or her first election to defer Compensation under the Plan for a Plan Year, to have that portion of his or her Distributable Amount attributable to his or her Compensation deferral elections for such Plan Year paid either in annual installments or in a lump sum payment subject to the provisions of this Section 6.1. In addition, a Participant will make a separate election, at the time of each election to defer the receipt of Gain Shares, to have that portion of his or her Deferred Delivery Account balance attributable to each such deferral election paid either in annual installments or in a lump sum payment, as specified in the Participant’s Deferred Delivery Election Agreement.

               (i) If a Participant terminates employment with the Company before the Participant has attained age 55 and for reasons other than death or Disability, the Participant’s Distributable Amount will be paid (A) in a single lump sum, if the Distributable Amount is $25,000 or less, and (B) in a single lump sum or in annual installments over a period of 2, 3 4 or 5 years, as the Participant elects, if the Distributable Amount is more than $25,000. If a Participant described in this Section 6.1(a)(i) fails to make a payment election with respect to a deferral of Compensation for a Plan Year, the Participant’s Distributable Amount attributable to such deferral election will be paid to the Participant in a single lump sum.

               (ii) If a Participant terminates employment with the Company after the Participant has attained age 55 or as a result of the Participant’s death or Disability, the Participant’s Distributable Amount will be paid in a single lump sum or in annual installments over a period of 5, 10, 15 or 20 years, as the Participant elects. If a Participant described in this Section 6.1(a)(ii) fails to make a payment election with respect to a deferral of Compensation for a Plan Year, the Participant’s Distributable Amount attributable to such deferral election will be paid to the Participant (or the Participant’s Beneficiary, if the Participant terminates employment by reason of death) in annual installments over a period of 10 years.

               (iii) Any distribution elections that were in effect on October 1, 2001, that complied with the provisions of the Plan as in effect on that date and that have not been modified after October 1, 2001, will be honored in accordance with their terms, notwithstanding the provisions of Section 6.1(a)(i) or Section 6.1(a)(ii).

               (iv) All Compensation deferred for a Plan Year will be subject to the same payment election.

               (v) For purposes of this Plan, any portion of a Participant’s Incentive Bonus that the Participant elects to defer will be attributable to the Plan Year in which the Incentive Bonus would otherwise have been paid to the Participant.

          (b) Payment Commencement Date. Unless a Participant receives an early distribution with respect to the Distributable Amount for a Plan Year pursuant to Section 6.2, Section 6.3 or Section 6.4, such Distributable Amount (or any remaining portion thereof) will be paid after the Participant terminates employment with the Company. Lump sum payments will be paid as soon as practicable following the Participant’s termination of employment. Annual installment payments will begin as soon as practicable following the Participant’s termination of employment and will continue to be made during the month of February of each year thereafter until the applicable portion of the Distributable Amount has been fully distributed. Each installment payment will be made pro rata from the Participant’s Investment Fund Subaccounts according to the portion of the balances in such Subaccounts which are attributable to the deferrals for the Plan Year which are subject to the installment payment election. During the period in which installment payments are being made, the Participant’s Account will continue to be credited monthly with earnings pursuant to Section 4.1(a)(iii), the Participant (or his or her Beneficiary) may continue to change Fund designations pursuant to Section 3.4, and installment payments will be adjusted annually to reflect earnings, gains and losses until all amounts credited to his or her Account under the Plan have been distributed.

          (c) Change in Payment Election. A Participant who has not terminated employment with the Company may change his or her form of payment with respect to the portion of the Distributable Amount attributable to one or more Plan Years to one of the payment forms permitted by the Plan, provided the Participant files a written election with the Administrative Committee to change such payment form at least one year prior to the date that payment of such portion of his or her Distributable Amount would otherwise be made. In addition, a Participant who has elected scheduled early distributions pursuant to Section 6.2 may defer the scheduled distribution dates in accordance with Section 6.2. A Participant’s payment election with respect to a given Plan Year may not be changed after payment of that portion of the Distributable Amount attributable to such Plan Year has been made or has begun.

     6.2 Scheduled Early Distributions. Participants may elect to have the Distributable Amount attributable to Compensation deferred for a given Plan Year be paid in a future calendar year while still employed in a lump sum payment or in annual installments, subject to the following provisions:

               (i) The Participant’s election is made at the time of the Participant’s first election to defer Compensation for such Plan Year, and the payment year is at least two years after the last day of such Plan Year.

               (ii) Lump sum payments will be made in February of the elected payment year, and annual installments will begin in February of the elected payment year and will continue to be made in February of each year thereafter until the Distributable Amount has been fully distributed.

               (iii) Payments will be made (A) in a single lump sum, if the Distributable Amount attributable to Compensation deferred for a given Plan Year is $25,000 or less, and (B) in a single lump sum or in annual installments over a period of 2, 3, 4 or 5 years, as the Participant elects, if the Distributable Amount attributable to Compensation deferred for a given Plan Year is more than $25,000.

               (iv) A Participant may elect a different payment date and a different form of payment (subject to paragraph (iii) above) for the portion of his Distributable Amount attributable to Compensation deferrals for each Plan Year.

               (v) If a Participant fails to elect a form of payment under this Section 6.2 with respect to Compensation deferred for a given Plan Year, the Distributable Amount attributable to such Compensation will be paid in a single lump sum.

               (vi) Payment dates elected pursuant to this Section 6.2 may be deferred by at least one year, by filing with the Administrative Committee written notice at least 12 months prior to the payment date to be deferred, but in no event may a Participant make more than three such deferral elections with respect to Compensation deferrals for any Plan Year without the written approval of the Administrative Committee.

               (vii) A distribution pursuant to this Section 6.2 of less than the Participant’s entire interest in the Plan will be made pro rata from his or her Investment Fund Subaccounts according to the portion of the balances in such Subaccounts which are attributable to the Compensation deferrals for the Plan Year which are subject to the early distribution election.

               (viii) Notwithstanding the foregoing provisions of this Section 6.2, if a Participant terminates employment with the Company prior to the date on which a payment is scheduled to be made pursuant to this Section 6.2, the Participant’s Distributable Amount that would have been paid pursuant to this Section 6.2 will be paid following the Participant’s termination of employment based on the Participant’s election pursuant to Section 6.1.

     6.3 Unscheduled Early Distributions. Subject to paragraph (vi) below, Participants will be permitted to request to withdraw amounts from their Accounts at any time (“Early Distributions”). Upon receiving a withdrawal request, the Administrative Committee will determine, in its sole discretion, whether to permit any such withdrawal and the amount, if any, to be withdrawn, subject to the following restrictions:

               (i) The election to take an Early Distribution will be made by filing a form provided by and filed with the Administrative Committee.

               (ii) The maximum amount payable to a Participant in connection with an Early Distribution will in all cases equal 90% of the amount requested by the Participant (which requested amount must be not less than $10,000 or the Participant’s entire Distributable Amount if less than $10,000) or approved by the Administrative Committee; provided, however, that the maximum amount payable to a Participant in connection with an Early Distribution will be 90% of the Distributable Amount as of the end of the calendar month in which the Early Distribution request is received by the Administrative Committee.

               (iii) The amount described in paragraph (ii) above will be paid in a single lump sum by the end of the calendar month next following the calendar month in which the Early Distribution request is received by the Administrative Committee. A distribution pursuant to this Section 6.3 of less than the Participant’s entire Account balance will be made pro rata from his or her Investment Fund Subaccounts according to the balances in such Subaccounts.

               (iv) If a Participant receives an Early Distribution, the remaining portion of the requested or approved amount, as applicable, in excess of the amount payable under paragraph (ii) above (i.e., 10% of such amount), will be permanently forfeited and the Company will have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount. Forfeiture of such amount from a Participant’s Account will be made pro rata from the Participant’s Investment Fund Subaccounts according to the balances in such Subaccounts.

               (v) If a Participant receives an Early Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year in which the Early Distribution occurs and for the immediately following Plan Year.

               (vi) A Participant will be limited to a maximum of two Early Distributions during all of his or her periods of Plan participation.

     6.4 Financial Hardship Withdrawals. The Administrative Committee may, pursuant to rules or policies from time to time adopted and applied in a consistent manner, accelerate the date of distribution of all or any portion of a Participant’s Account or Deferred Delivery Account because of a financial hardship. A financial hardship means an unforeseeable, severe financial emergency resulting from (a) a sudden and unexpected illness or accident of the Participant or his or her dependents (as defined in Code Section 152(a)); (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising out of events beyond the control of the Participant, which may not be relieved through other available resources of the Participant, as determined by the Administrative Committee in accordance with such rules and policies. A distribution pursuant to this Section 6.4 of less than the Participant’s Account balance will be made pro rata from his or her

Investment Fund Subaccounts according to the balances in such Subaccounts. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.4 will be made as soon as practicable after approval of such request by the Administrative Committee. Distributions made pursuant to this Section 6.4 will be without penalty.

     6.5 Payments in Event of Final Determination. Notwithstanding any other provision of the Plan to the contrary, if any amounts credited to the Account or to the Deferred Delivery Account of a Participant or Beneficiary are found in a final determination to have been includible in the gross income of the Participant or Beneficiary prior to the payment of such amounts to the Participant or Beneficiary, the Company will, as soon as practicable, pay such amounts to or on behalf of the Participant or Beneficiary and charge the Account or the Deferred Delivery Account of the Participant or Beneficiary accordingly. For purposes of the Plan, a “final determination” means (i) an assessment of tax by the Internal Revenue Service addressed to the Participant or Beneficiary which is not timely appealed to the courts, (ii) a final determination by the United States Tax Court or any other federal court, the time for an appeal thereof having expired or been waived, or (iii) an opinion of counsel to the Company with respect to a change in any applicable law, regulation or ruling, in each case to the effect that amounts credited under the Plan are subject to federal income tax to the Participant or Beneficiary prior to payment. No final determination will be deemed to have occurred until the Administrative Committee has actually received a copy of the assessment, court order or opinion which forms the basis thereof and such other documents as it may reasonably request.

     6.6 Death Benefits. If a Participant dies while employed by the Company or after termination of employment, the Participant’s Distributable Amount will be paid to the Participant’s Beneficiary in the same form and in accordance with the same payment schedule under which the Distributable Amount was being or would have been paid to the Participant under the provisions of Section 6.1. In addition to the foregoing, if a Participant with an undistributed Account balance dies while employed by the Company, the Participant’s Beneficiary will be paid a single sum benefit of $100,000, provided that coverage under any policy of insurance on the life of the Participant which is required by the Administrative Committee is in effect at the Participant’s death.

     6.7 Inability To Locate Participant.

          (a) Forfeiture of Account. In the event that the Administrative Committee is unable to locate a Participant or, with respect to a Participant who has died, any Beneficiary within two years following the date on which any payment of the Participant’s Distributable Amount is scheduled to be made or begin, the amount allocated to the Participant’s Account will be forfeited. Following the date of forfeiture, the Participant’s Account which is forfeited will be invested in the Fund offering the least risk of loss of principal or conservative money market funds. If, after such forfeiture and prior to the escheat of the Participant’s Account as provided in Section 6.7(b), the Participant or Beneficiary later claims such benefit and establishes to the reasonable satisfaction of the Administrative Committee such Participant’s or Beneficiary’s right to receive same, such Account will be reinstated at its balance at the date of forfeiture without additional interest, earnings, gains or losses from the date of forfeiture through the date of reinstatement. The Participant’s restored Account balance will be invested in the manner that the

Participant or Beneficiary elects pursuant to Section 3.4 and will be distributed to the Participant or Beneficiary in accordance with the Participant’s payment elections made pursuant to this Article 6. In addition, any installment payments that were scheduled to have been made during the period in which the Participant or Beneficiary could not be located will be made to the Participant or Beneficiary in a lump sum catch-up payment as soon as administratively practicable.

          (b) Escheat of Account. The Administrative Committee, in its discretion, may escheat, or may cause the Trustee to escheat, to the state of Texas (or such other state as the Administrative Committee, in its discretion, determines is appropriate) any Participant’s Account which was forfeited if either (i) the Administrative Committee has been unable to locate the Participant or Beneficiary for a period of five years (or such other period as may be specified by applicable law) following the date on which any payment of the Participant’s Distributable Amount is scheduled to be made or begin or (ii) the Plan is terminated and the Administrative Committee has been unable to locate the Participant or Beneficiary for a period of two years (or such other period as may be specified by applicable law) following the date on which any payment of the Participant’s Distributable Amount is scheduled to be made or begin. Upon the escheat of the Participant’s Account, the Participant or Beneficiary will have no further right to any benefits or payments under the Plan, and neither the Company, the Administrative Committee nor the Trustee will have any liability to such Participant or Beneficiary for the amount of the Participant’s Account.

     6.8 Directors and Consultants. For purposes of the preceding sections of this Article 6, a Participant who is a member of the Board or a consultant, but who is not an employee of the Company, will be deemed to be employed by the Company as long as he or she is a director or is engaged as a consultant and will be deemed to have terminated employment when he or she is no longer a director or is no longer engaged as a consultant or an employee of the Company.

     6.9 Claims Procedure.

          (a) Claim for Benefits. If a Participant or Beneficiary does not receive the benefits which the Participant or Beneficiary believes he or she is entitled to receive under the Plan, the Participant or Beneficiary may file a claim for benefits with the Administrative Committee. All claims must be made in writing and be signed by the claimant. If the claimant does not furnish sufficient information to enable the Administrative Committee to process the claim, the Administrative Committee will indicate to the claimant any additional information which is required.

          (b) Notification by the Administrative Committee. Each claim will be approved or disapproved by the Administrative Committee within 90 days following the receipt of the information necessary to process the claim, or within 180 days if the Administrative Committee determines that special circumstances require an extension of the 90-day period and the claimant is notified of the extension within the original 90-day period. In the event the Administrative Committee denies a claim for benefits in whole or in part, the Administrative Committee will notify the claimant in writing of the adverse determination. Such notice by the Administrative Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary and an explanation of the Plan’s claim review procedure as set forth in Section 6.9(c).

          (c) Review Procedure. A claimant may appeal an adverse benefit determination by requesting a review of the decision by the Administrative Committee or a person designated by the Administrative Committee. An appeal must be submitted in writing within 60 days after receiving notification of the adverse determination and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant’s request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The claimant will be given the opportunity to submit written comments, documents, records and other information relating to the claim for benefits and will be provided, upon written request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits, provided the Administrative Committee finds the requested documents or materials are relevant to the appeal. The Administrative Committee or the person designated by the Administrative Committee will make a full and fair review of each appeal and any materials submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial determination. On the basis of its review, the Administrative Committee or person designated by the Administrative Committee will make an independent determination of the claimant’s eligibility for benefits under the Plan. The Administrative Committee or the person designated by the Administrative Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case the Administrative Committee will notify the claimant within the initial 60-day period of such special circumstances and will render a decision as soon as possible but not later than 120 days after the appeal is received. The decision of the Administrative Committee or person designated by the Administrative Committee on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Administrative Committee or person designated by the Administrative Committee denies an appeal in whole or in part, it will give written notice of the determination to the claimant. Such notice will set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim and a statement of the claimant’s right to bring an action under section 502(a) of ERISA, if applicable.

ARTICLE 7

ADMINISTRATION

     7.1 Administrative Committee. The Administrative Committee for the Plan will be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Committee will be determined by the Board, which may from time to time vary the number of members, and may determine that the Committee will consist of a single individual. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member of the Committee with or without cause. Vacancies in the membership of the Committee will be filled as soon as practicable by the Board.

     7.2 Committee Action. The Administrative Committee will act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, a written consent to the action is signed by all members of the Committee. A member of the Committee will not vote or act upon any matter which relates solely to himself or herself as a Participant. Any members of the Committee may execute any certificate or other written direction on behalf of the Committee.

     7.3 Powers and Duties of the Administrative Committee. The Administrative Committee will administer the Plan in accordance with its terms and will have all powers, authority and discretion necessary to accomplish its purposes, including, but not by way of limitation, the authority and discretion to:

               (i) select the Funds and change the Funds from time to time pursuant to Section 3.4;

               (ii) appoint a representative, delegate or any other agent, and delegate to them such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe;

               (iii) resolve all questions relating to the eligibility of employees, directors and consultants to be or become Eligible Individuals or Participants;

               (iv) determine the Threshold Amount applicable to any Plan Year after the first Plan Year and establish alternative criteria, consistent with the purpose of the Plan to provide benefits to a select group of management or highly compensated employees, for what will constitute an employee of the Company or an Eligible Individual with respect to any given Plan Year, in addition to or in lieu of the eligibility criteria set forth in Section 1.2(m) or Section 2.1;

               (v) determine the amount of benefits payable to Participants or their Beneficiaries under this Plan, and determine the time and manner in which such benefits are to be paid;

               (vi) authorize and direct all disbursements by the Trustee from the Trust;

               (vii) engage any administrative, legal, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement;

               (viii) construe and interpret this Plan and the Trust Agreement, supply omissions from, correct deficiencies in, and resolve ambiguities in the language of this Plan and the Trust Agreement, and adopt rules for the administration of this Plan and the Trust Agreement that are not inconsistent with the terms of such documents;

                (ix) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of this Plan and of benefit payments hereunder;

               (x) determine the disposition of assets in the Trust in the event this Plan is terminated;

               (xi) review the performance of the Trustee with respect to the Trustee’s administrative duties, responsibilities and obligations under this Plan and the Trust Agreement, report to the Board regarding such administrative performance of the Trustee, and recommend to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee; and

               (xii) resolve all questions and make all factual determinations relating to any matter for which it has administrative responsibility.

     7.4 Construction and Interpretation. The Administrative Committee will have full authority and discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction will be final and binding on all parties, including but not limited to the Company and any Eligible Individual, Participant or Beneficiary. The Administrative Committee will administer the Plan in a consistent and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     7.5 Information. To enable the Administrative Committee to perform its functions, the Company will supply full and timely information to the Administrative Committee on all matters relating to the Compensation and stock option grants of all Participants, their death or other cause of termination, and such other pertinent facts as the Administrative Committee may reasonably require.

     7.6 Expenses and Indemnity.

          (a) Expenses. All expenses and fees incurred in connection with the administration of the Plan and the Trust will be paid by the Company.

          (b) Indemnification. To the fullest extent permitted by applicable law, the Company will indemnify and save harmless the Administrative Committee, the Board and any delegate of the Administrative Committee who is an employee of the Company and any officers and employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. Without limiting the generality of the foregoing, the Company will, promptly upon request, advance funds to persons entitled to indemnification hereunder to the extent necessary to defray legal and other expenses incurred in the defense of such liabilities and claims, as and when incurred. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise.

ARTICLE 8

MISCELLANEOUS

     8.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns will have no legal or equitable rights, claims, or interests in any property or assets of the Company or the Trust. No assets of the Company will be held as collateral security for the obligations of the Company under this Plan. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. Any and all assets of the Trust will be and will remain unpledged and unencumbered. The Company’s obligation under the Plan will be merely that of an unfunded and unsecured promise of the Company to pay money or property in the future, and the rights of the Participants and Beneficiaries will be no greater than those of unsecured general creditors. The Company will maintain the Trust at all times during the term of the Plan. All assets of the Company and the Trust will be subject to the claims of the Company’s creditors.

     8.2 Restriction Against Assignment. The Company or the Trustee will pay all amounts payable and deliver all shares deliverable hereunder only to the person or persons designated pursuant to the Plan and not to any other person or entity. No part of a Participant’s Account or Deferred Delivery Account will be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor will a Participant’s Account or Deferred Delivery Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor will any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever, without the prior written consent of the Administrative Committee, which may be withheld in its sole discretion. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Administrative Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Administrative Committee will direct.

     8.3 Withholding. There will be deducted from each payment made under the Plan all taxes which are required to be withheld by the Company in respect to such payment.

     8.4 Amendment, Modification, Suspension or Termination.

          (a) Amendment Authority. The Administrative Committee or the Board may amend, modify, suspend or terminate the Plan for any reason, in whole or in part, provided that (i) no amendment, modification, suspension or termination will have any retroactive effect that would directly or indirectly reduce any amounts allocated to a Participant’s Account or otherwise deprive any Participant of any benefits already vested under the Plan; and (ii) any amendment, modification, suspension or termination of the Plan that will significantly increase costs to the Company will be approved by the Board.

          (b) Termination Distributions. In the event that this Plan is terminated in accordance with this Section 8.4, the balance of each Participant’s Account and the Gain Shares credited to each Participant’s Deferred Delivery Account will be distributed to the Participant (or, in the event of the death of the Participant, to the Participant’s Beneficiary) in a lump sum as soon as administratively feasible and in any event within 90 days of such termination.

     8.5 Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas, including without limitation, the Texas statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

     8.6 Receipt or Release. Any distribution or payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan will, to the extent thereof, be in full satisfaction of all claims against the Administrative Committee and the Company with respect to the distribution or the amount paid. The Administrative Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     8.7 Payments on Behalf of Persons Under Incapacity. In the event that any amount or distribution becomes payable under the Plan to a person who, in the sole judgment of the Administrative Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrative Committee may direct that such distribution or payment be made to any person found by the Administrative Committee, in its sole judgment, to have assumed the care of such person. Any distribution or payment made pursuant to such determination will, to the extent thereof, constitute a full release and discharge of the Administrative Committee and the Company with respect to the distribution or amount paid.

     8.8 Successors and Assigns. The Company may not assign its obligations under this Plan, whether by contract, merger, operation of law or otherwise, unless the assignment is to an assignee or successor entity (in either case, hereafter called a “Successor”) that has stockholders’ equity or the closest equivalent thereto (as measured by the most recent audited financial statements of such Successor) equal to or greater than the stockholders’ equity of the Company (as measured immediately prior to the event that causes such entity to become a Successor to the Company). The provisions of this Section 8.8 will be binding upon each and every Successor to the Company.

     8.9 No Employment Rights. Participation in this Plan will not confer upon any person any right to be employed by the Company nor any other right not expressly provided hereunder.

     8.10 Headings, etc. Not Part of Agreement. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of the 18th day of July, 2003.

MICHAELS STORES, INC.

By:	/s/ R. Michael Rouleau

R. Michael Rouleau
President and Chief Executive Officer

APPENDIX A
TO
MICHAELS STORES, INC.
DEFERRED COMPENSATION PLAN

Stock Option Deferred Delivery Feature

     1.     Purpose. The purpose of the Stock Option Deferred Delivery Feature of the Plan is to provide Eligible Individuals with the opportunity to defer stock option gains. Unless otherwise specified, section references are to sections of this Appendix.

     2.     Definitions. For purposes of this Appendix, the following words and phrases will have the meanings indicated. Other terms appearing in initial capital letters and not defined in this Appendix will have the meanings set forth in the main body of the Plan.

          (a) Common Stock means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 6.

          (b) Company means Michaels Stores, Inc., a Delaware corporation, and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of the Company with any other corporation or corporations.

          (c) Deferred Delivery Account means a bookkeeping account in which a number of shares of Common Stock equal to the number of Gain Shares deferred by a Participant will be recorded, subject to adjustment as provided in Section 6.

          (d) Deferred Delivery Election Agreement means an agreement to defer the receipt of Gain Shares in the form approved by the Committee.

          (e) Gain Shares means with respect to any portion of a Stock Option a number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock issuable upon exercise of such portion of the Stock Option and (ii) the total number of shares of Common Stock tendered by the Participant in full satisfaction of the applicable exercise price.

          (f) Market Value per Share means, as of any particular date:

(i) if the principal market for the Common Stock is a national securities exchange or The Nasdaq Stock Market, Inc., then the reported closing sale price of the Common Stock on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading (rounded as may be appropriate for administrative convenience);

(ii) if the closing sale price is not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on The Nasdaq Stock Market, Inc., then the average between the highest bid and lowest asked prices for the Common Stock on such date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service (rounded as may be appropriate for administrative convenience);

(iii) if the date is not a business day and, as a result, Section 2(f)(i) and Section 2(f)(ii) above are inapplicable, then the Market Value per Share will be determined as of the immediately preceding business day (rounded as may be appropriate for administrative convenience); and

(iv) if Section 2(f)(i) and Section 2(f)(ii) above are otherwise inapplicable, then the Market Value per Share will be determined in good faith by the Committee.

          (g) Option Plan means the Michaels Stores, Inc. 1997 Stock Option Plan, the Michael Stores, Inc. 2001 Employee Stock Option Plan and the Michaels Stores, Inc. 2001 General Stock Option Plan, as such plans are amended from time to time, and any other stock option plan of the Company the provisions of which expressly contemplate the use of the Stock Option Deferred Delivery Feature of the Plan with respect to stock options granted under such stock option plan.

          (h) Participant means an Eligible Individual who has elected to defer the receipt of Gain Shares in accordance with this Appendix.

          (i) Stock Option means any stock option, other than an “incentive stock option” as defined in Code Section 422, granted to a Participant under an Option Plan.

          (j) Subsidiary means any corporation, partnership, limited liability company, joint venture, trust or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting or equity interests issued by such corporation, partnership, limited liability company, joint venture, trust or other entity.

     3.     Election to Defer.

          (a) Election Agreement. A Participant who wishes to defer the receipt of Gain Shares must complete and deliver a Deferred Delivery Election Agreement to the Committee specifying the percentage of Gain Shares attributable to, and date of grant of, the Stock Option or portion thereof to which the Deferred Delivery Election Agreement applies. By delivering a Deferred Delivery Election Agreement, the Participant irrevocably waives his or her rights under the related Stock Option to (i) exercise the Stock Option or specified portion thereof for cash at any time and (ii) exercise the Stock Option or specified portion thereof in any manner during the period commencing on the date of the Deferred Delivery Election Agreement and ending six months thereafter. By delivering a Deferred Delivery Election Agreement, the Participant also consents to the Company’s withholding of amounts from other compensation payable to the Participant for required Social Security, Medicare, local and any other taxes payable upon the exercise of the Stock Option or specified portion thereof or agrees to make other arrangements satisfactory to the Company for such withholding.

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          (b) Effect of Election. In order to exercise a Stock Option or portion thereof with respect to which a Deferred Delivery Election Agreement is in effect, the Participant must tender, in satisfaction of the option exercise price, shares of Common Stock having an aggregate Market Value per Share on the business day immediately preceding the exercise date equal to the aggregate exercise price of the Stock Option or specified portion thereof. The Participant may make such tender constructively by attesting to ownership of such number of shares. In addition, if, under the terms of the Option Plan, the Participant is required to own shares of Common Stock for at least six months in order to exercise the Stock Option by having the Company withhold shares otherwise issuable under the Stock Option, the Participant must also attest to ownership of such number of shares for at least six months in order to exercise the Stock Option under the Stock Option Deferred Delivery Feature of the Plan. Upon exercise of the Stock Option, the Company will credit to the Participant’s Deferred Delivery Account a number of shares of Common Stock equal to the number of Gain Shares deferred.

          (c) Deferred Delivery Account. The Deferred Delivery Account will be utilized solely as a device for the measurement and determination of the amount of deferred compensation payable under the Stock Option Deferred Delivery Feature of the Plan and will be deemed to be invested in shares of Common Stock. The shares of Common Stock credited to a Participant’s Deferred Delivery Account at any time will represent the Company’s commitment to issue and deliver shares of Common Stock to the Participant at the time or times elected by the Participant in the Deferred Delivery Election Agreement.

          (d) No Dividend Payments. No dividends or dividend equivalent amounts will be paid with respect to the shares of Common Stock credited to a Participant’s Deferred Delivery Account, nor will dividends or dividend equivalent amounts be credited to a Participant’s Deferred Delivery Account for deferred payment to the Participant.

     4.     Payment of Accounts.

          (a) Period of Deferral. Subject to the provisions of Section 4(b) and Section 4(d), the issuance and delivery to a Participant or Beneficiary of shares of Common Stock corresponding to the number of such shares credited to the Participant’s Deferred Delivery Account will occur or commence on the date specified by the Participant in the Deferred Delivery Election Agreement, which may be a date certain or a date determined by reference to the date the Participant ceases to be an employee of or consultant to the Company or a Subsidiary or a member of the Board, as the case may be, by reason of death, retirement or otherwise. In the event that a date certain is selected, such date must be at least two years from the date of exercise of the Stock Options under the Stock Option Deferred Delivery Feature of the Plan and may not be revoked or modified by the Participant. A Participant may not revoke or modify a Deferred Delivery Election Agreement with respect to any deferral of Gain Shares, or the date or manner in which the Participant’s Deferred Delivery Account is to be paid, after the Deferred Delivery Election Agreement is received by the Committee.

          (b) Maximum Deferral Period. Notwithstanding the payment provisions elected by a Participant, the maximum deferral period with respect to Gain Shares may not exceed ten years without the prior written consent of the Administrative Committee. Unless the Administrative Committee consents to a longer deferral period, any shares of Common Stock

3

credited to the Participant’s Deferred Delivery Account on the tenth anniversary of the date on which the Participant exercised a Stock Option or portion of a Stock Option that was subject to a Deferred Delivery Agreement will be promptly issued and delivered to the Participant or the Participant’s Beneficiary, as applicable.

          (c) Payment in Shares. Except as otherwise provided in Section 4(e), payments from a Participant’s Deferred Delivery Account will be made solely in the form of shares of Common Stock. Such shares will be issued and delivered to the Participant in a lump sum or as otherwise specified in the Election Agreement. The number of shares of Common Stock to be issued and delivered in payment of a Participant’s Deferred Delivery Account will be reduced by a number of shares of Common Stock having an aggregate Market Value per Share on the business day immediately preceding the date of issuance and delivery equal to the amount of any taxes to be withheld with respect to such issuance and delivery.

          (d) Acceleration of Payments. Notwithstanding the payment provisions elected by a Participant, in the event the Participant ceases for any reason to be an employee of or consultant to the Company or a Subsidiary or a member of the Board, as the case may be, any remaining shares of Common Stock credited to the Participant’s Deferred Delivery Account will be issued and delivered to the Participant or the Participant’s Beneficiary, as applicable, as soon as practicable following the date the Participant is no longer an employee of or consultant to the Company or a Subsidiary or a member of the Board.

          (e) Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     5.     Unscheduled Early Distributions. Notwithstanding the provisions of Section 4, a Participant or Beneficiary may request payment of all or any portion of the shares of Common Stock credited to his or her Deferred Delivery Account at any time (an “Early Distribution”). Upon receiving a request for an Early Distribution, the Committee will determine, in its sole discretion, whether to permit any such distribution and the number of shares to be distributed, if any, subject to the following:

(i) The maximum number of shares of Common Stock that may be distributed in connection with an Early Distribution will in all cases equal 90% of the number of shares requested; provided, that the minimum number of shares that may be requested is the number of shares having an aggregate value of $10,000 (based on the Market Value per Share on the business day immediately preceding the date of the request) or, if less, the entire number of shares credited to the Account of the Participant or Beneficiary. The number of shares to be distributed to the Participant (i.e., 90% of the number of shares requested) will be further reduced, in the manner described in Section 4(b), by a number of shares necessary to satisfy applicable tax withholding.

(ii) The shares of Common Stock will be issued and delivered to the Participant or Beneficiary in a lump sum by the last business day of the calendar month next following the calendar month in which the Early Distribution request is received by the Committee.

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(iii) If a Participant or Beneficiary receives an Early Distribution, the remaining portion of the requested or approved number of shares, as applicable, in excess of the number of shares payable under paragraph (i) above (i.e., 10% of such number), will be permanently forfeited and the Company will have no obligation to issue and deliver such forfeited shares to the Participant or Beneficiary.

(iv) If a Participant receives an Early Distribution, the Participant will be ineligible to defer the receipt of Gain Shares for the balance of the calendar year in which the Early Distribution occurs and for the immediately following calendar year.

(v) A Participant or Beneficiary will be limited to a maximum of two Early Distributions during all of his or her periods of Plan participation.

     6.     Adjustments. The Committee or the Board will make or provide for such adjustments in the numbers of shares of Common Stock credited to Participants’ Deferred Delivery Accounts, and/or in the kind of shares so credited (including shares of another issuer), as the Committee or the Board, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, if any such transaction or event occurs, the Committee or the Board, each in its sole discretion, may provide in substitution for any or all shares of Common Stock deliverable under the Stock Option Deferred Delivery Feature of the Plan such alternative consideration as the Committee or the Board, as applicable, may determine in good faith to be equitable in the circumstances. In the event the Committee disagrees with the Board with respect to the foregoing adjustments, the Board’s determination will be final and conclusive. Any fractional shares resulting from the foregoing adjustments will be eliminated.

     7.     Relationship to Other Plans. The Stock Option Deferred Delivery Feature of the Plan is intended to serve the purposes of and to be consistent with the Option Plans. The issuance or transfer of shares of Common Stock pursuant to the Plan will be subject in all respects to the terms and conditions of the applicable Option Plan. Without limiting the generality of the foregoing, shares of Common Stock credited to the Deferred Delivery Accounts of Participants pursuant to the Plan will be taken into account for purposes of measuring the shares of Common Stock available under the applicable Option Plan.

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